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                                                                    Exhibit 99.1



                        SKYLANDS FINANCIAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Proxy for Annual Meeting of Stockholders, July 17, 2000


     The undersigned hereby appoints Michael Halpin and Denis H. O'Rourke, and each of them, as proxies, with full power of substitution, to vote the shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Skylands Financial Corporation, to be held on July 17 at 6:00 p.m., New York City time, at Panther Valley Golf and Country Club, Route 517, Allamuchy Township, New Jersey, and at any adjournments thereof.
(1) Election of the directors marked by a "*" to serve for the ensuing year and until their successors are elected and qualified, the directors marked by a "**" to serve until the annual meeting to be held in 2002 and until their successors are elected and qualified, and the directors marked by a "***" to serve until the annual meeting to be held in 2003 and until their successors are elected and qualified.

     Nominees: Norman S. Baron**, James L. Cochran**, Daniel M. DiCarlo, Jr.*, Michael Halpin***, Ralph C. Knechel**, J. William Noeltner***, Denis H. O'Rourke***, Paul J. Pinizzotto**, Dominick V. Romano***, Mark F. Strauss*, Norman Worth*.

     ( ) VOTE FOR all nominees listed above, except authority to vote withheld for the following nominees (to withhold authority to vote for any of the above nominees, print the name of the nominee(s) on the lines below).

    _________________________________________________________________

    _________________________________________________________________

     ( )  AUTHORITY TO VOTE WITHHELD for all nominees.

(2) Proposal to approve and adopt the Agreement and Plan of Merger dated February 23, 2000, as amended and restated as of May 1, 2000, between Fulton Financial Corporation and Skylands Financial Corporation, which provides, among other things, for the merger of Skylands with and into Fulton Financial and the conversion of each share of common stock of Skylands outstanding immediately prior to the merger into .819 shares of Fulton Financial common stock, plus cash in lieu of any fractional share interest.

     ( ) VOTE FOR proposal to approve and adopt the Agreement and Plan of Merger.

     ( ) VOTE AGAINST proposal to approve and adopt the Agreement and Plan of Merger.

     ( )  ABSTAIN.
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(3)  Proposal to adjourn the annual meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the annual meeting to approve and adopt the Agreement and Plan of Merger.

     ( )  VOTE FOR proposal to adjourn the annual meeting.

     ( )  VOTE AGAINST proposal to adjourn the annual meeting.

     ( )  ABSTAIN.

(4) In the discretion of such proxies, upon all other matters which may properly come before the annual meeting, or any adjournments thereof.


     THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INTENT OF THE PROXIES AS SET FORTH IN THE PROXY STATEMENT UNLESS DIRECTIONS TO THE CONTRARY ARE INDICATED ON THE REVERSE SIDE HEREOF.


     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the proxy statement/prospectus furnished herewith, each dated June 12, 2000.


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       PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
             PROMPTLY USING THE ENCLOSED ENVELOPE
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                               Dated: ___________________, 2000


                               ________________________________


                               ________________________________
                               Please sign proxy as your name
                               appears hereon